Filed Pursuant to Rule 433
Registration No. 333-250061

GROWTH POTENTIAL, GUARANTEED INCOME Zone Income™ | Client Guide CUNA Mutual Group Zone Income Annuities are issued by MEMBERS LIFE INSURANCE COMPANY, a stock life insurance company Not a deposit • Not guaranteed by any bank or credit union • May lose value Not FDIC insured • Not insured by any federal government agency

Helping take the risk out of retirement.

The retirement landscape: financial markets. For most of us, the retirement landscape looks a lot different than the one our grandparents expected. We’re faced with new risks and new realities. Low rates Market volatility Interest rates can impact so-called “safe” investments like bonds and CDs, and that may make it difficult to earn a reasonable return. We’re part of a growing global investment marketplace that seems wildly unpredictable. S&P 500 Price Index1 S&P 500 Price Index Historical CD interest rates 1984–20212 4,800 Characteristic 4,500 4,200 3,900 3,600 Index Level 1,527 1,565 3,386 4,766 P/E Ratio (fwd.) 25.2x 15.1x 19.2x 21.2x Dividend Yield 1.4% 1.9% 1.9% 1.4% 10-yr. Treasury 6.2% 4.7% 1.6% 1.5% 12% Dec. 31, 2021 P/E (fwd.) = 21.2x 4,766 3/24/2000 10/9/2007 2/19/2020 12/31/2021 10% +113% Feb. 19, 2020 P/E (fwd.) = 19.2x 3,386 3,300 8% 3,000 6% 2,700 2,100 1,500 +106% 1,200 -49% Oct. 9, 2002 P/E (fwd.) = 14.1x 777 '96 '97 '98 '99 '00 '01 '02 '03 4% 2% -57% +101% Dec. 31, 1996 P/E (fwd.) = 15.9x 741 900 Mar. 23, 2020 P/E (fwd.) = 13.3x 2,237 Oct. 9, 2007 P/E (fwd.) = 15.1x 1,565 Mar. 24, 2000 P/E (fwd.) = 25.2x 1,527 1,800 600 -34% +401% '04 '05 '06 '07 Mar. 9, 2009 P/E (fwd.) = 10.4x 677 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 0% 6-Month CD Yield Over time, the markets go in cycles — sometimes up, sometimes down. There are both day-to-day fluctuations and long-term trends. 1 Compustat, FactSet, Federal Reserve, Refinitiv Datastream, Standard & Poor's, J.P. Morgan Asset Management. Dividend yield is calculated as consensus estimates of dividends for the next 12 months, divided by most recent price, as provided by Compustat. Forward price-to-earnings ratio is a bottom-up calculation based on J.P. Morgan Asset Management estimates. Returns are cumulative and based on S&P 500 Index price movement only, and do not include the reinvestment of dividends. Past performance is not indicative of future returns. Guide to the Markets — U.S. Data are as of January 31, 2021. 2 Bankrate.com, Historical CD interest rates: 1984–2021, February 2022. There are distinct differences between annuities and certificates of deposit or other guaranteed fixed income instruments sold through a credit union or bank. Most certificates are considered short-term investments, while annuities are considered long-term investments. The investment in a certificate is insured by the federal government, either through the FDIC or NCUA. Any guarantees provided by an annuity are backed by an insurance company. GROWTH POTENTIAL, GUARANTEED INCOME 2,400 3

The retirement landscape: personal factors. Growth with risk control and access to income are key components to achieving a comfortable, confident retirement. Longevity Rising costs Most of us are living longer, more active lives, but often without the pension plans of the past. Inflation steadily reduces the purchasing power of a retirement nest egg. 1987 Longevity requires more health care savings 47% Percentage of retirees citing health problems as the reason for retiring earlier than planned1 7 in 10 adults turning 65 today in the U.S. will require long-term care during their lives2 ZONE INCOME Longevity is one of the biggest risks faced by those planning retirement. How much money do you need, and for how long? 1 2 3 4 5 6 4 7 2021 Gallon of milk $2.183 $3.894 Gallon of gas $0.973 $3.057 $5,4945 $25,2815 $104,5006 $453,7006 1 year college tuition New house The longer you spend in retirement, the harder your money has to work to counter the effects of inflation. 2021 Retirement Confidence Survey Summary Report, https://www.ebri.org/docs/default-source/rcs/2021-rcs/2021-rcs-summary-report.pdf, 2021. LongTermCare.gov, longtermcare.acl.gov, “The Basics, How Much Care Will You Need,” October 28, 2020. bls.gov, “One hundred years of price change: the Consumer Price Index and the American inflation experience,” April 2014. usda.gov, “United States Department of Agriculture Retail Milk Prices Report,” January 2022. nces.ed.gov, “Average undergraduate tuition and fees and room and board rates charged for full-time students in degree-granting postsecondary institutions, by level and control of institution: Selected years, 1963–64 through 2019–2020,” 2021. U.S. Census Bureau, “Median and Average Sales Prices of New Homes Sold in United States,” February 3, 2022. bls.gov, “Average price data (in U.S. dollars), selected items,” 2022.

A new way to plan for retirement. Traditional investment diversification doesn’t offer protection. Avoiding risk altogether offers no chance for growth, and many growth-oriented investments don’t offer the opportunity for income. But there’s a new way. CUNA Mutual Group Zone Income™ Annuity provides an innovative approach to market-linked risk control combined with income for life. With Zone Income, you can set your downside limit — called a floor — along with a corresponding cap on the upside. Once the floor is set, you can’t lose more than that, no matter what happens in the markets, while still enjoying the potential for attractive market growth. Plus, Zone Income adds powerful protection against living longer than your assets. Zone Income lets you enjoy growth opportunities, without the worry of catastrophic loss. With Zone Income, you’re in control. Zone Income Income for Life GROWTH POTENTIAL, GUARANTEED INCOME Risk Control 5

Set your comfort zone with an income guarantee. The Zone Income Annuity is an insurance contract that offers index-linked returns, a limit on market losses and lifetime income options. Your investment allocation Risk Control When you purchase Zone Income, you decide how much of your payment to allocate to the annuity’s allocation options. Three options link performance to a market index and one invests at a declared rate. For allocations linked to an index, you then choose how much to place into two risk control accounts, each with its own range of possible investment performance. Your risk control allocations are not an investment in any underlying fund portfolio. Instead, interest and guarantees are based on your contract with MEMBERS Life Insurance Company and its claims-paying ability. ZONE >> The Secure Account has a declared rate cap and a 0% floor. These dollars are safe from market downturns and receive modest growth potential. >> The Growth Account has a higher declared cap and a -10% floor. These dollars can experience limited losses if the market is down, but when it’s up they have more room to grow. In addition to blending your allocation between allocation options, you set a risk/reward zone for each index by allocating between the secure and growth accounts — your upside potential and the level of protection you’re comfortable with on the downside. These upside and downside limits are connected. Greater possible rewards mean greater possible risk. Nerves of steel? Widen your zone. Want to play it safe? Narrow it. The decision is yours. ZONE INCOME Plus, you can reallocate between allocation options and risk control accounts each year, to adjust as needs change. 6 Upside Potential Secure Narrow Wide 0% Downside Protection

Index-linked performance, with limits on loss. Your annuity receives interest linked to the performance of one or more market indexes or a declared rate account. Dollars allocated to receive a declared rate earn that rate on each contract anniversary. For dollars linked to an index, earnings lock in based on the annual point-to-point change in the index, from one contract anniversary to the next. Allocation Option Details This equity index tracks changes in market value for 500 large U.S. companies and generally represents the performance of the U.S. stock market as a whole. Russell 2000 This index measures the performance of roughly 2,000 smaller capitalization U.S. companies and provides a barometer of how “small-cap” stocks are performing. MSCI EAFE This international equity index measures the performance of developed markets outside the U.S. and Canada, including those in Europe, Australia and Southeast Asia. Declared Rate This account is credited with an annual declared rate of interest, guaranteed for the duration of the allocation option period. GROWTH POTENTIAL, GUARANTEED INCOME S&P 500 7

The power of risk control. Risk control protects the growth potential of your investments. Investment strategies that include risk control can protect you from drastic market dips and provide confidence as you work toward your retirement goals. Index-linked risk control accounts let you set a “comfort zone” based on how much you’re potentially willing to lose. That guaranteed limit on loss can keep you invested in the markets during good times and bad, freeing you from trying to “time” your investment strategy and offering potentially stabler long-term returns. >> If the index goes up, you’re credited the percentage increase, up to each risk control account’s rate cap. >> If the index goes down, value in the Growth Account is reduced by the percentage decrease, but only down to the maximum rate floor of -10%. Value in the Secure Account — because it has a 0% floor — remains the same. Zone Rate cap: 15% If the S&P 500 goes up 18%, and your rate cap is 15%, you will be credited 15%. 0% Rate floor: -10% If the S&P 500 goes down 30%, and your rate floor is -10%, you will only lose 10%. ZONE INCOME Hypothetical examples are for illustrative purposes only and do not guarantee or predict actual performance. The example above assumes 100% allocation to the Growth Account. 8 You may not invest directly in an index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by CMFG Life Insurance Company (CMFG Life), the parent company of MEMBERS Life Insurance Company (MEMBERS Life). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by CMFG Life. This product is not sponsored, endorsed, sold or promoted by SPDJI, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in this product nor do they have any liability for any errors, omissions or interruptions of the S&P 500 Index. The S&P 500 Index does not include dividends paid by the underlying companies. All guarantees are based on the claims-paying ability of the issuing company.

Using history as a guide. Looking at past market returns can help to understand when floors would have offered protection during downturns while offering growth potential in up markets. Rolling monthly S&P 500 Index returns for January 1, 1985 through January 1, 2022 S&P 500 Price Index 1-Year Returns Losses S&P 500 Price Index 6-Year Returns Losses 20% 12% Gains Gains 88% Number of gains: 345 Number of gains: 330 Number of losses: 88 Number of losses: 43 The bottom line is, floors offer a measure of protection against downturns while still allowing you to participate in the market's upside. The goal isn't to eliminate bumps on the road to retirement, it's to smooth them out, allowing you to get where you want to go with greater confidence. Data derived by MEMBERS Life Insurance Company, 2022. All periods shown are rolling monthly periods. Past performance is not indicative nor does it guarantee future results. This data does not represent the performance of any specific investment. GROWTH POTENTIAL, GUARANTEED INCOME 80% 9

Lock in the gain, lock out the loss. See how your choice of zone and the performance of an index determine interest credited for a given year. In these two scenarios, rate caps are 5% for the S&P 500 Secure Account and 15% for the S&P 500 Growth Account. A 50/50 allocation means a blended comfort zone with 10% upside potential and -5% downside protection. In scenario A, the index is up 8% for the year. In scenario B, it’s down 8%. Hypothetical values show how it all comes together to help you lock in gains when times are good and lock out losses outside your comfort zone when times are bad. A Market gain 50% / $50,000 Allocated to Secure Account + 50% / $50,000 Allocated to Growth Account = Index Interest Your Blended Zone Calculation S&P 500 Index returns 8% Zone Income purchase payment of $100,000 grows to $106,500 +8% Cap 5% Your Return 15% Your Return Cap 8% 10% 0% -10% -5% Floor Floor Floor 50% / $50,000 B Market loss Cap 5% Allocated to Secure Account + 50% / $50,000 Allocated to Growth Account = Your Return 6.5% Index Interest Your Blended Zone Calculation S&P 500 Index returns -8% Zone Income purchase payment of $100,000 is protected at $96,000 Cap Cap 5% 15% Cap 10% 0% 0% -10% -8% Floor Your Return Floor Your Return -5% Floor -4% Your Return ZONE INCOME -8% 10 You may not invest directly in an index. Hypothetical examples do not represent any specific annuity and may not be used to project or predict investment results. Rate caps are declared based on current market conditions and are subject to change. Rate caps vary by index period and can be adjusted annually on contract anniversary, subject to a minimum of 1% and a bailout provision. If the rate cap is set below an account’s bailout rate, you may withdraw value from that account without surrender charge or market value adjustment during the 30 days following anniversary.

Guaranteed income with growth potential. Americans are living longer than ever — good news, but a long life can amplify all the other risks you face in retirement. Longevity requires more savings for expenses like health care and to protect you against inflation. Having a nest egg you can count on is essential both to your financial security and confidence in retirement. Your Zone Income allows you to combine risk-controlled, market-based growth opportunities with lifetime income options you can count on. Your lifetime income is calculated based on a benefit base and a withdrawal rate, both of which have the potential to grow to increase your income. This is referred to as Guaranteed Lifetime Withdrawal Benefit (GLWB), or protected income. The benefit base is initially equal to your purchase payment and will increase to your contract value every anniversary that the contract value is greater than the current benefit base. Additionally, the withdrawal rate increases 0.3% every year you hold your contract before starting income, up to a maximum of 10 years. 1 An excess withdrawal impacts your income benefit base and lifetime income payment amount. Please see Zone Income prospectus for further information about excess withdrawals and how they impact your benefits. GROWTH POTENTIAL, GUARANTEED INCOME Your protected income will never decline1 — it only has the potential to increase, even after you’ve started taking income. 11

Put time on your side. Save today and build income for tomorrow. With Zone Income, getting a head start can result in a larger income stream down the road. The longer you wait to take income, the more time your annuity’s contract value has to grow and the larger your potential annual withdrawal rate will be. Each year, your benefit base may be adjusted based on your contract value. If your contract value has gone up, your benefit base could rise, too. But your benefit base will never decrease1, even if your contract value declines. Plus, your withdrawal rate — which determines your income — receives a deferral bonus of 0.3% each year you wait to take income, up to a maximum of 10 years. ZONE INCOME So patience pays off, letting you reap the potential long-term benefits of market-driven growth plus an annual deferral bonus. 12 Issue Age2 At Issue Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 Yr 7 Yr 8 Yr 9 Yr 10 + 21–44 2.0% 2.3% 2.6% 2.9% 3.2% 3.5% 3.8% 4.1% 4.4% 4.7% 5.0% 45 2.5% 2.8% 3.1% 3.4% 3.7% 4.0% 4.3% 4.6% 4.9% 5.2% 5.5% 50 3.5% 3.8% 4.1% 4.4% 4.7% 5.0% 5.3% 5.6% 5.9% 6.2% 6.5% 55 4.0% 4.3% 4.6% 4.9% 5.2% 5.5% 5.8% 6.1% 6.4% 6.7% 7.0% 58 4.6% 5.2% 5.5% 5.8% 6.1% 6.4% 6.7% 7.0% 7.3% 7.6% 60 5.0% 5.6% 5.9% 6.2% 6.5% 6.8% 7.1% 7.4% 7.7% 8.0% 63 5.3% 5.6% 5.9% 6.2% 6.5% 6.8% 7.1% 7.4% 7.7% 8.0% 8.3% 65 5.5% 5.8% 6.1% 6.4% 6.7% 7.0% 7.3% 7.6% 7.9% 8.2% 8.5% 70 5.5% 5.8% 6.1% 6.4% 6.7% 7.0% 7.3% 7.6% 7.9% 8.2% 8.5% 75 6.0% 6.3% 6.6% 6.9% 7.2% 7.5% 7.8% 8.1% 8.4% 8.7% 9.0% 80+ 6.5% 6.8% 7.1% 7.4% 7.7% 8.0% 8.3% 8.6% 8.9% 9.2% 9.5% 1 4.9% 5.3% 2 1 Withdrawal percentage at purchase (joint life base withdrawal percentage is 0.5% lower) 2 Withdrawal percentage increases 0.3% each year income is deferred up to a maximum of 10 years 3 3 Five-year wait to take income results in a 1.5% higher withdrawal percentage; this translates to a 30% higher protected payment 4 Ten-year wait to take income results in a 3.0% higher withdrawal percentage; this translates to a 60% higher protected payment An excess withdrawal impacts your income benefit base and income payment amount. Please see Zone Income prospectus for further information about excess withdrawals and how they impact your benefits. 2 Initial Withdrawal Rates are established based on the age of the youngest covered person on the issue date. Initial Withdrawal Rates increase 0.20% for each age between age ranges 45–50 and 55–60 (i.e., 4.60% is the withdrawal % for age 58). Initial Withdrawal Rates increase 0.10% for each age between age ranges 50–55, 60–65 and 70–80 (i.e., 5.30% is the withdrawal % for age 63). 1 If elected at age 60, but you waited 10 years before taking payments, your withdrawal % rises from 5.0% to 8.0%. 4 60% increase to the Protected Payment

Confidence through market cycles. Zone Income’s combination of risk-controlled growth and protected income can help smooth out the bumps of market ups and downs over time while giving you the certainty of an income you can never outlive. The “comfort zone” you choose lets you participate in the market the way you want, with as little or as much risk exposure as you’re comfortable with. That risk-controlled growth potential provides a way to maximize your income, which can only rise, never decline1. And the longer you wait to tap into income, you receive a withdrawal deferral bonus, which boosts your 5.5% withdrawal percentage rate when you do decide to take income. 3 Your benefit base 2 A protected income benefit that never decreases. 7.0% 1 5.5% Yr 0 Yr 1 Yr 2 Yr 3 Benefit base Yr 4 Yr 5 Yr 6 1 Withdrawal Rate (Age 65, 0and 5-year deferral shown) Yr 8 Yr 9 2 Benefit base step up due to Account Value growth 3 Benefit base step ups continue after starting income due to Account Value growth Account Value 1 Yr 7 Yr 10 Yr 11 Yr 12 An excess withdrawal impacts your income benefit base and income payment amount. Please see Zone Income prospectus for further information about excess withdrawals and how they impact your benefits. This example uses a variety of gross investment returns with floor and assumes 100% account allocation to the S&P 500 Growth Option with a cap rate of 15% and floor of -10%. GROWTH POTENTIAL, GUARANTEED INCOME 5.5% Income Begins 13

Performance driven income growth. How do potential market growth and a deferral bonus impact your future income? The chart below shows how hypothetical market performance and deferring the start of income can significantly impact the payment you’ll receive, even over six years. In this scenario, your payment amount would more than double over that period. $12,000 $10,000 Ending protected income payment $10,788 $8,000 $6,000 $4,000 $2,000 $0 ZONE INCOME Yr 0 14 Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 Stock Index Annual Return 29.60% 11.39% -0.73% 9.54% 19.42% -6.24% Net Investment Return 13.25% 9.64% -2.48% 7.76% 13.25% -7.99% Protected Payment Growth Due to Benefit Base Growth $-- $729 $1,362 $1,362 $1,767 $2,925 $2,925 Protected Payment Growth Due to Deferral Bonus Increase $-- $340 $712 $1,085 $1,476 $1,920 $2,363 Protected Payment Start Value $5,500 $5,500 $5,500 $5,500 $5,500 $5,500 $5,500 Total Protected Payment $5,500 $6,569 $7,574 $7,947 $8,743 $10,345 $10,788 Assume no withdrawals and GLWB payments have not begun. Hypothetical situation example does not reflect actual history. This example uses a variety of gross investment returns with 100% allocation to Growth account and hypothetical cap rates of 15%. Account value includes contract and GLWB fee deductions. Cap rates are assumed flat throughout the period. Performance driven income 96% increase to the protected payment

Zone Income in action. How Zone Income actually performs depends on how you set your “comfort zone” — your personal exposure to market ups and downs — and how long you wait to start taking income, which impacts your deferral bonus. The chart below shows potential payments based on three hypothetical scenarios. Hypothetical examples may not be used to project or predict investment results. No one knows what the future holds, but Zone Income has the potential to deliver higher returns through market cycles, combined with guaranteed income for life. Variety of Gross Returns Protected Income Withdrawal Rate Year 5.50% Yr 0 5.80% Yr 1 6.10% Stock Index Annual Return Account Value GLWB Benefit Base $100,000 $100,000 3.53% $101,780 $101,780 Yr 2 -38.49% $89,821 6.40% Yr 3 23.45% 6.70% Yr 4 7.00% 0% Return Scenario GLWB Payment GLWB Benefit Base $100,000 $100,000 $5,903 $98,250 $100,000 $101,780 $6,209 $96,513 $101,603 $101,780 $6,514 12.78% $112,808 $112,808 Yr 5 0.00% $110,833 7.30% Yr 6 13.41% 7.60% Yr 7 7.90% GLWB Payment Account Value GLWB Benefit Base GLWB Payment $100,000 $100,000 $5,800 $103,250 $103,250 $5,989 $100,000 $6,100 $106,606 $106,606 $6,503 $94,789 $100,000 $6,400 $110,070 $110,070 $ 7,044 $7,558 $93,078 $100,000 $6,700 $113,648 $113,648 $7,614 $112,808 $7,897 $91,380 $100,000 $7,000 $117,341 $117,341 $8,214 $123,737 $123,737 $9,033 $89,695 $100,000 $7,300 $121,155 $121,155 $8,844 29.60% $140,132 $140,132 $10,650 $88,022 $100,000 $7,600 $125,092 $125,092 $9,507 Yr 8 11.39% $153,641 $153,641 $12,138 $86,362 $100,000 $7,900 $129,158 $129,158 $10,203 8.20% Yr 9 -0.73% $149,830 $153,641 $12,599 $84,714 $100,000 $8,200 $133,355 $133,355 $10,935 8.50% Yr 10 9.54% $161,464 $161,464 $13,724 $83,079 $100,000 $8,500 $137,689 $137,689 $11,704 8.50% Yr 11 19.42% $182,858 $182,858 $15,543 $81,456 $100,000 $8,500 $142,164 $142,164 $12,084 8.50% Yr 12 -6.24% $168,248 $182,858 $15,543 $79,845 $100,000 $8,500 $146,785 $146,785 $12,477 Drastic loss Hypothetical situation example does not reflect actual history. This example uses a variety of gross investment returns with 100% allocation to the Growth account with hypothetical cap rates of 15%. Account value includes contract and GLWB fee deductions. Cap rates are assumed flat throughout the period. GROWTH POTENTIAL, GUARANTEED INCOME Account Value 5% Return Scenario 15

Helping secure a legacy. Zone Income’s Return of Premium (ROP) death benefit ensures your named beneficiaries will receive a sum equal to your original purchase payment, minus withdrawals you made during your lifetime. It’s a dollar-for-dollar benefit for protected payments, ensuring your heirs receive an amount equal to what you paid in — minus withdrawals — which may be more or less than your account value at the time of death. $100,000 Income Begins $50,000 ROP Death Benefit Account Value Yr 0 Account Value ZONE INCOME Total GLWB Payment 16 Your legacy for loved ones Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 Yr 0 Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Yr 6 $100,000 $103,250 $91,118 $84,846 $68,085 $53,125 $46,149 — — — — $6,608 $13,216 $ 19,824 $100,000 $103,250 $100,000 $100,000 $93,392 $86,784 $80,176 Hypothetical situation example does not reflect actual history. This example uses a variety of gross investment returns with floor and fees deducted. Assumes 100% account allocation to the S&P 500 Growth option with a cap rate of 15% and floor of -10%. Assumes only GLWB payments taken after income and no excess withdrawals taken. Assumes GLWB payment in year 6 was paid prior to death.

More value, all in one place. Reallocation and rebalancing A long-term promise Each year you can reallocate between allocation options and reset the zone for each index by reallocating between risk control accounts. If you don’t reallocate, accounts automatically rebalance on anniversary to maintain your allocations and zones. Purchasing an annuity represents an important step — your commitment to retirement planning and our promise to protect your investment for the future. As a result, annuities are designed to be held at least until the end of the initial allocation period. If needs arise, you can withdraw up to 10% of last anniversary value annually without penalty.2 Health hardships You have total access to contract value in times of critical need, including confinement to a nursing home or hospital, or diagnosis of a terminal illness.1 Withdrawals in excess of 10% are assessed a surrender charge and market value adjustment during the initial allocation period. Refer to the fact sheet for these charges. After the initial allocation period, only a market value adjustment will apply to withdrawals in excess of the 10%. You have total access to your contract value on every allocation option maturity date. Zone Income is designed to deliver risk control for a reasonable price. The GLWB rider fee pays for your protected lifetime income and the contract fee pays for everything else. The result is a total “all-in” fee that lets you protect your future. 1 Availability and benefits vary by state. 2 Withdrawals before age 59½ may be subject to a 10% federal tax penalty. Consult your financial advisor and tax professional regarding the impact of any withdrawals. GROWTH POTENTIAL, GUARANTEED INCOME Zone Income brings you a protected source of income you can’t outlive, essential to a more secure retirement. 17

Highly rated, highly respected. Zone Income is issued by MEMBERS Life Insurance Company (MEMBERS Life), a subsidiary of CMFG Life Insurance Company and part of CUNA Mutual Group. As of December 31, 2021, financial records of CMFG Life Insurance Company's parent, CUNA Mutual Holding Company, indicated: $44.3 billion $39.5 billion $4.8 billion in assets in liabilities in policyholder surplus We're proud of our financial strength ratings. They're a sign of our long-term ability to deliver on our commitments.* ZONE INCOME A.M. Best Company 18 Moody’s Investors Service Standard & Poor’s Ratings Service A (Excellent) A2 A+ Third-highest rating of 16 Sixth-highest rating of 21 Fifth-highest rating of 21 Affirmed March 2022 Affirmed March 2021 Affirmed December 2021 A.M. Best Company, Moody’s Investors Service and S&P Global are credit rating organizations serving the insurance and other financial services industries. Ratings reflect the opinion of the relative financial strength and operating performance of the company. These ratings are subject to change. Investors should monitor ratings and financial strength of MEMBERS Life Insurance Company while they hold a contract. *Ratings apply to CMFG Life Insurance Company and its subsidiaries, MEMBERS Life Insurance Company and CUMIS Insurance Society, Inc.

Take control of your retirement journey. To view the CUNA Mutual Group Zone Income prospectus, please visit cmannuities.com/ziapro

Annuities are long-term insurance products designed for retirement purposes. Many registered annuities offer four main features: (1) a selection of investment options, (2) tax-deferred earnings accumulation, (3) guaranteed lifetime payout options, and (4) death benefit options. Before investing, consider the annuity’s investment objectives, risks, charges and expenses. The prospectus contains this and other information. Please read it carefully. This brochure must also be accompanied by a prospectus and fact sheet for the selected initial index period. To obtain a prospectus and fact sheet, contact your advisor, log on to cmannuities.com, or call 888.888.3940. This material is informational only and is not investment advice. If you need advice regarding your financial goals and investment needs, contact a financial advisor. All guarantees are backed by the claims-paying ability of MEMBERS Life Insurance Company (MEMBERS Life) and do not extend to the performance of the underlying accounts which can fluctuate with changes in market conditions. Past performance is no guarantee of future results. All hypothetical examples are for illustrative purposes only and do not guarantee or predict actual performance. Annuity contract values, death benefits and other values fluctuate based on the performance of the investment options and may be worth more or less than your total purchase payment when surrendered. Withdrawals may be subject to surrender charges and may also be subject to a market value adjustment (MVA). The MVA can have a positive or negative impact on contract values, depending on how interest rates have changed since the contract was issued. The range of fees and charges includes a contract fee of 0.75%, GLWB rider fee of 1.00% and surrender charges which range for 0% to 9% during the initial allocation option period. Hypothetical examples do not represent any specific annuity contract and may not be used to project or predict investment results. You may not invest directly in an index. Rate caps vary by index and by risk control account and can be adjusted annually on risk control account anniversary, subject to a minimum rate cap of 1% and a bailout provision. A bailout rate is set for each risk control account. If the rate cap for a given year is declared below that rate, you may withdraw value from that risk control account without surrender charge or MVA. You’ll have 30 days after your risk control account anniversary to make this withdrawal. Withdrawals of taxable amounts are subject to ordinary income tax, and if taken before age 59½ may be subject to a 10% federal tax penalty. If you are considering purchasing an annuity as an IRA or other tax-qualified plan, you should consider benefits other than tax deferral since those plans already provide tax-deferred status. MEMBERS Life does not provide tax or legal advice. Contact a licensed professional. The CUNA Mutual Zone Income, the “Product”, has been developed solely by CUNA Mutual Group. The “Product” is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by CMFG Life Insurance Company (CMFG Life), the parent company of MEMBERS Life Insurance Company (MEMBERS Life). Standard & Poor’s,® S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by CMFG Life. This product is not sponsored, endorsed, sold or promoted by SPDJI, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in this product nor do they have any liability for any errors, omissions or interruptions of the S&P 500 Index. The S&P 500 Index does not include dividends paid by the underlying companies. This product is not sponsored, endorsed, issued, sold or promoted by MSCI, and MSCI bears no liability with respect to this product or any index on which it is based. The prospectus contains a more detailed description of the limited relationship MSCI has with CMFG Life and any related products. All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell,®” “FTSE Russell,®” and “Russell 2000® Index” are trademark(s) of the relevant LSE Group company and are used by any other LSE Group company under license. The Index is calculated by or on behalf of the LSE Group company or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by MEMBERS Life Insurance Company. CUNA Mutual Group is the marketing name for CUNA Mutual Holding Company, a mutual insurance holding company, its subsidiaries and affiliates. Annuities are issued by CMFG Life and MEMBERS Life and distributed by their affiliate, CUNA Brokerage Services, Inc., member FINRA/SIPC, a registered broker/dealer and investment advisor, 2000 Heritage Way, Waverly, IA 50677. CMFG Life and MEMBERS Life are stock insurance companies. MEMBERS® is a registered trademark of CMFG Life. Investment and insurance products are not federally insured, may involve investment risk, may lose value, and are not obligations of or guaranteed by any depository or lending institution. All contracts and forms may vary by state and may not be available in all states or through all broker/dealers. Base policy forms 2018-RILA, 2018-RILA-GLWBRDR, 2018-RILA(ID) and 2018-RILA-DRAEND. CZIA-3327331.4-0222-0524 © CUNA Mutual Group